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                                                    EXHIBIT 11


                    MITCHAM INDUSTRIES, INC.
               COMPUTATION OF EARNINGS PER COMMON
                  AND COMMON EQUIVALENT SHARE
              (IN THOUSANDS EXCEPT PER SHARE DATA)
                           (UNAUDITED)

                                                           Six months ended
                                                               July 31,
                                                       ------------------------
                                                         1996           1995
                                                       ---------      ---------
Computation of primary earnings per common share:
Net income ..........................................    $873           $587
                                                       ---------      ---------
Weighted average number of common shares
 outstanding ........................................  3,807,415      3,170,000

Net effect of dilutive stock options and warrants,
 based on the treasury stock method, using average
 market price.. .....................................    478,555           -
                                                       ---------      ---------
Common shares outstanding ...........................  4,285,970      3,170,000
                                                       ---------      ---------
                                                       ---------      ---------
Earnings per common share ...........................      $0.20          $0.19
                                                       ---------      ---------
                                                       ---------      ---------
Computation of earnings per common share
 assuming full dilution:
Net income ..........................................     $873           $587
                                                       ---------      ---------
Weighted average number of common shares
 outstanding ........................................  3,807,415      3,170,000

Net effect of dilutive stock options and warrants
 based on the treasury stock method, using the
 end-of-period market price .........................    547,059           -
                                                       ---------      ---------
Common shares outstanding assuming full
 dilution ...........................................  4,354,474      3,170,000
                                                       ---------      ---------
                                                       ---------      ---------
Earnings per common share assuming full
 dilution ...........................................      $0.20          $0.19
                                                       ---------      ---------
                                                       ---------      ---------

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